Exhibit 99.1

env1va Enviva Partners, LP Investor Presentation November 2019 (NYSE: EVA)

FORWARD-LOOKING AND CAUTIONARY STATEMENTS Forward-looking statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” the “Partnership,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments, and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, the ability of Enviva to complete acquisitions and realize the anticipated benefits of such acquisitions, impact of compliance with legislation and regulations and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and market data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. Not an Offer This presentation does not constitute an offer to sell or a solicitation to buy securities of Enviva Partners, LP. 2

ENVIVA: A COMPELLING STORY



~3.5 Million MTPY

World's largest utility-grade wood pellet producer

Fully Contracted Through 2025

$9.5 billion backlog / 10.4 year weighted-average remaining term[1]

Advantaged

Portfolio of plants and ports

$2.65 Distribution per Unit[2]

12.1% compound annual growth rate and 22.8% annualized total return[3] since IPO

$17.8 Billion / 13.3 Years

Backlog held by the Partnership, our Sponsor and its joint venture[4]


Visible Drop-Down Inventory
3+ million MTPY Sponsor development pipeline

1) As of October 1, 2019, excluding volumes under the contracts between long-term off-take customers and Enviva Holdings, LP (our "Sponsor") and Enviva JV Development Company, LLC (the "Second JV").
2) On October 30, 2019, reaffirmed distribution guidance per common unit of at least $2.65 for full-year 2019
3) Per Bloomberg, as of November 11, 2019
4) As of October 1, 2019, includes all volumes under the firm and contingent off-take contracts held by the Partnership, the Sponsor and the Second JV. Although the Partnership expects to have the opportunity to acquire these contracts from our Sponsor and the Second JV, there can be no guarantee that the Partnership acquires all or any of the contracts

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ENVIVA'S OPERATIONS: FAMILIAR MIDSTREAM ACTIVITIES WITH CONTRACTED CASH FLOWS

Fiber *"Upstream"*	**Enviva's Operations** *"Midstream"*	**Customers / Growth** *"Downstream"*
RENEWABLE — Gathering	Processing Drying Densifying — Storage — Truck Rail Vessel	Off-take Contracts — Drax, ENGIE, Ørsted, RWE, MGT, Mitsubishi, Lynemouth, Marubeni, Sumitomo, Toyota Tsusho
CONVENTIONAL — Gathering	Processing Washing Fractionating — Storage — Truck Pipeline Rail Vessel	Off-take Contracts — MPC, Valero, Phillips 66, PBF Energy

Robust Fiber Basket

- Southeast U.S. – structural cost of goods advantage and sustainable feedstock
- Stranded natural resource with very stable pricing
- Fragmented supply base – thousands of sellers, only a few buyers of low-grade fiber
- Strong growth to drain – more fiber grows every year than is harvested
- Actual cost of fiber ("stumpage") is a small portion of our overall cost tower

Portfolio of Production & Terminaling Assets

- Clusters of geographically dispersed, fully contracted fleet of production plants
- Strategically located portfolio of ports providing optimal to-port logistics
- Build & copy design – leverages common processes and operational knowledge
- Large scale optimizes fixed-cost absorption
- Long-term, fixed-rate shipping contracts matching off-take tenor and volume

Long-term Contracts with Significant Growth

- Fully contracted through 2025; weighted-average remaining term of 10.4 years and backlog of $9.5 billion[1]
- Including the contracts held at our Sponsor, increases to 13.3 years and $17.8 billion[2], respectively, driving the need for four additional production facilities and a terminal[3]
- Fixed price (with escalators), take-or-pay contracts with bunker fuel passthroughs and other margin protection
- Diversified, creditworthy customer base
- Significant contract pipeline supported by global policies (UN IPCC, RED II, etc.), country-specific renewable & carbon reduction mandates and elimination of coal
- Biomass power & heat generation is cost-competitive on an unsubsidized basis with natural gas and a cost-advantaged complement to intermittent renewables

1) As of October 1, 2019, excluding volumes under the contracts between long-term off-take customers and our Sponsor and the Second JV; 2) As of October 1, 2019, includes all volumes under the firm and contingent off-take contracts held by the Partnership, the Sponsor and the Second JV. Although the Partnership expects to have the opportunity to acquire these contracts from our Sponsor and the Second JV, there can be no guarantee that the Partnership acquires all or any of the contracts; 3) Although we expect to have the opportunity to acquire assets or completed development projects and associated contracts from our Sponsor or the Second JV in the future, we cannot assure you that our Sponsor or the Second JV will be successful in completing their development/improvement projects or that we will successfully negotiate an agreement with our Sponsor or the Second JV to acquire such assets, projects, or associated contracts

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WOOD PELLETS SOLVE A GROWING, UNMET CHALLENGE FOR GENERATORS

Major industrial economies in Europe and Asia are far short of binding, national-level 2030 renewable targets

Japan is also addressing capacity shortage issues following the Fukushima nuclear disaster

Progress to Binding 2030 Renewables Targets[1]



70%
66%
54%
52%
55%
44%
25%
% Short
% of Target
NL
UK
BEL
FR
GER
DK
JP

Wood Pellet vs. Coal Attributes

	Wood Pellets[2]	Southern PRB Coal[3]
Heat Content (BTU / lb)	8,000	8,600
Moisture	4 – 10%	26 – 30%
Ash	0 – 2%	4.6 – 5.7%
Sulfur	0 – 0.15%	< 1.0%

Wood pellets provide the low-cost, drop-in solution for coal

Market growing rapidly to 32.5 million MTPY in 2023
Expected 13% CAGR[4]

Forecasted 2023 Industrial Pellet Volume (Millions MTPY)[4]



Asia
Europe
14.7
17.8
Implied Supply Gap
7.6
Existing Supply
24.9
Demand
Supply

1) Japan's 2030 renewable energy target is 22% - 24% per the 5th Strategic Energy Plan. Japan's current renewable energy makes up 18% of the overall energy mix, per Japan's Ministry of Economic, Trade and Industry ("METI"). Source for European data: European Environmental Agency (EEA) Report No. 16/2018: Trends and Projections in Europe 2018. Based on 2017 data. Share of renewables in energy consumption in the EU reached 17.4%; 2) Enviva estimates; 3) Source: Union Pacific; 4) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 3rd Quarter 2019. North American industrial pellet demand forecasted to be 90,000 MTPY in 2023

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ENVIVA IMPROVES THE ENVIRONMENT BY DISPLACING COAL1 AND GROWING MORE TREES2 1) Increasing the share of biomass on the global grid system is critical to the global energy transition. International Renewable Energy Agency’s Global Energy Transformation: A Roadmap to 2050 (2019 Edition) report calls for the share of modern biomass for energy generation to increase from 5% in 2016 to 16% in 2050, and the share of coal for energy generation to decrease from 14% to 3% over the same period Landowners in the US South respond to strong markets for forest products by making investments in their forests and there is a clear positive relationship between rates of forest harvest and forest acreage, growth, and inventory. Based on FIA data for the US South covering the 70-year period since 1953, Forest2Market concluded that “Increased demand for wood … encouraged landowners to invest in productivity improvements that dramatically increased the amount of wood fiber, and therefore the amount of carbon, contained in the South’s forests.” Source: Forest2Market report, Historical Perspective on the Relationship between Demand and Forest Productivity in the US South, July 2017 Eurostat. Inland coal consumption in key European countries that Enviva serves Industrial wood pellet demand for Belgium, Denmark, Netherlands and United Kingdom. Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 1st Quarter 2019 FIA Data. Enviva’s primary sourcing regions consist of the Chesapeake (NC, VA); Sampson (NC); Greenwood (SC, GA); and Gulf (AL, FL and GA) regions 2) 3) 4) 5) 6 Million MT Million MT Million MT Through 2018, wood pellets supplied by the Partnership and our Sponsor have effectively displaced 14 million metric tons (“MT”) of coal. With existing contracts running through 2044, the Partnership and our Sponsor are on track to displace another 80 million MT of coal Strong Forest Inventory Growth in Enviva’s Sourcing Regions5 2,350 2,300 2,250 2,200 2,150 2,100 2,050 2,000 1,950 201220132014201520162017 Wood Pellet Consumption Doubled4 12 10 8 6 4 2 0 201220132014201520162017 Coal Consumption Declined by More than Half3 120 100 80 60 40 20 0 201220132014201520162017 BelgiumDenmarkNetherlandsUK

INCREASING FOCUS ON WORLD CLIMATE CHANGE UNDERPINS ACCELERATING DEMAND

UN and various NGOs continue to emphasize role of biomass and bioenergy in climate change efforts …

United Nations Intergovernmental Panel on Climate Change ("IPCC"): recently reiterated long-standing view that biomass must play a key role under every single pathway to achieve the goal of limiting climate change to 1.5-degrees °C. *"In the long term, a sustainable forest management strategy aimed at maintaining or increasing forest carbon stocks, while producing an annual sustained yield of timber, fiber, or energy from the forest, will generate the largest sustained mitigation benefit."*

International Renewable Energy Agency: reiterated IPCC's view on the critical role of biomass, but also called for a tripling of the amount of modern biomass used for energy production from 5 percent today to 16 percent by 2050, as it laid out its own proposed global pathway to a carbon-neutral and renewable future by 2050

United Nations Climate Action Summit 2019: 65 countries and major sub-national economies committed to cut greenhouse gas ("GHG") emissions to "net-zero" by 2050

Renewable Energy Directive II ("RED II"): dictates that, by 2030, the share of energy from renewable sources must account for at least 32 percent of the European Union's gross consumption. Furthermore, the European Commission is required to re-evaluate and potentially increase the 32 percent target by 2023

Science Fundamentals of Forest Biomass Carbon Accounting report: concluded that the "carbon benefits of sustainable forest biomass energy are well established" and urged policy makers around the world to base climate change policy decisions on current, consensus peer-reviewed science, rather than studies reliant on arguments that "significantly distort or ignore" the facts

… and many countries with existing and potential customers have announced concrete coal-phase-out plans

"Britain will set an emission limit on coal-fired power generators from Oct. 1, 2025, forcing them to close unless they are fitted with carbon capture technology … Britain in 2015 announced it would end "unabated" coal-fired power generation by 2025"

Reuters, 5 January 2018

"Dutch MPs in the lower house of parliament last night voted in favor of the government's coal exit bill which would see coal in domestic power generation banned by 2030, a government spokesman confirmed … The ruling centre-right coalition government aims to close all coal-fired power plants by 2030, with newer coal plants due to convert to biomass over the next decade to avoid full closure"

Montel, 5 July 2019

"Chancellor Angela Merkel's government on Friday agreed to support a $60 billion package of climate change policies aimed at getting Germany on track to meet its goal of reducing greenhouse gas emissions by 2030."

New York Times, 20 September 2019

"Germany should shut down all of its coal-fired power plants by 2038 at the latest, a government-appointed Coal Commission said."

Reuters, 29 January 2019


Wood products store carbon for their lifecycle
Innovation unlocks potential new uses of wood
ATMOSPHERE
C
CARBON
Biomass substitutes for fossil fuels
Wood substitutes for non-renewable and energy intensive materials

Source of image: EUSTAFOR: "European State Forecasts Boost the Bioeconomy"

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ECONOMIC ADVANTAGE AND REGULATORY STABILITY DRIVE ORDERLY GROWTH

Policy Characteristics for Enviva's Target Markets

1. Biomass energy providing a compelling solution to the "trilemma" of energy cost, decarbonization, and grid stability as regulators continue to phase out coal-fired power generation
2. Baseload / dispatchable characteristics of biomass power seen as a major advantage as electricity systems are placed under strain
3. Policy-makers focused on improving financial discipline on a "total cost" basis, leading to more competition among renewables, where biomass can prevail
4. In June 2019, the UK became the first major economy to pass a law to bring greenhouse gas emissions to net-zero by 2050, which the UK government's advisory Committee on Climate Change estimated would require that 15% of the energy mix come from biomass, up from approximately 7% today
5. Asian market maturing towards long-term supply contract structure, and can be cost-competitively supplied from the Southeastern U.S.
6. In Japan, most nuclear reactors remain offline, creating capacity constraints due to lack of baseload generation. World's highest feed-in tariff incenting renewable power generation
7. Biomass co-firing of U.S. coal fleet can extend plant lives, preserve jobs, and benefit rural economies

Total System Cost of Electricity in Germany (€ / MWh)[1]



Solar
Onshore Wind
Biomass Conversion
CCGT
Biomass Conversion with CHP
0 €
50 €
100 €
150 €

Levelized Cost of Electricity in Japan in 2020 (US$ / MWh)[2]



Solar
Wind
Dedicated Biomass
CCGT
Biomass Co-Firing
$0
$50
$100
$150
$200
$250

1) Aurora Energy Research – Biomass conversions & the system cost of renewables (November 2016). Total System Cost of Electricity (TSCE) is the per-megawatt hour cost of building and operating a generating plant over an assumed financial life including intermittency, security of supply, balancing, grid expansion, and heat adjustment (applicable for CHP only). Data is for Germany and may not be representative of all the markets in which we or our customers operate. CHP is Combined Heat & Power. Expansion costs are related to the electricity grid only. New build CCGT could require gas grid expansions, the cost of which is not included here

2) IHS Markit: Levelized Cost of Power Generation in Japan, May 8, 2017. Costs are presented in real terms, as of 2020. In contrast to TSCE, Levelized Cost of Electricity (LCOE) does not include the intermittency costs associated with wind and solar power. LCOE for Dedicated Biomass assumes biomass wood-burning power plants with 112 MW of capacity and 40% efficiency

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UNIQUELY POSITIONED TO CAPTURE ACCELERATING MARKET DEMAND AS WORLD'S LARGEST SUPPLIER OF WOOD PELLETS WITH STRATEGICALLY LOCATED ASSETS

Production Plants – 3.5 million MTPY

Amory
Location: Amory, MS
Startup: August 2010 (acquired)
Annual Production: 120K MTPY

Ahoskie
Location: Ahoskie, NC
Startup: November 2011
Annual Production: 415K MTPY

Sampson
Location: Sampson, NC
Startup: November 2016
Annual Production: 555K MTPY, expected to increase to 600K MTPY in 2019

Cottondale
Location: Cottondale, FL
Startup: May 2008 (acquired)
Annual Production: 730K MTPY

Northampton[1]
Location: Northampton, NC
Startup: April 2013
Annual Production: 550K MTPY

Southampton[1]
Location: Southampton, VA
Startup: October 2013
Annual Production: 545K MTPY

Hamlet[2]
Location: Hamlet, NC
Startup: June 2019
Annual Production expected to increase to 600K MTPY by the end of 2020

- Clusters of geographically dispersed, fully-contracted fleet of production plants
- Strategically located portfolio of ports providing optimal to-port logistics
- Build & copy design – leverages common processes and operational knowledge
- Large scale optimizes fixed-cost absorption



Southampton, VA
Northampton, NC
Ahoskie, NC
Amory, MS
Hamlet, NC
Port of Chesapeake, VA
Sampson, NC
Port of Wilmington, NC
Cottondale, FL
Port of Mobile, AL
Port of Panama City, FL
Plants
Ports

Storage and Terminaling Assets

Wholly-Owned

Port of Chesapeake
Location: Chesapeake, VA, wholly-owned by Enviva
Startup: November 2011
Storage: Dome storage with 90K metric tons of capacity, and 2.5 million MTPY throughput capacity

Port of Wilmington
Location: Wilmington, NC, wholly-owned by Enviva
Startup: 2016
Storage: Dome storage with 90K metric tons of capacity, and 3 million MTPY throughput capacity

Via 3rd Party Agreements

Port of Mobile
Location: Mobile, AL
Startup: 3rd Party Agreement
Storage: Flex barge storage with 45K+ metric tons of capacity

Port of Panama City
Location: Panama City, FL
Startup: 3rd Party Agreement
Storage: Warehouse storage with 32K metric tons of capacity

1) Does not include production capacity expansions announced
2) The Partnership expects the Hamlet plant to exit 2019 with a production run-rate of approximately 500,000 MTPY and to reach its nameplate production capacity of approximately 600,000 MTPY by the end of 2020

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UNMATCHED GLOBAL SCALE PROVIDES DURABLE COMPETITIVE ADVANTAGES

Enviva is the world's largest publicly traded global enterprise supplier of utility-grade wood pellets in a highly fragmented industry with numerous small, single-plant operators

- A "build and copy" approach allows for highly efficient, large-scale production facilities and creates operating leverage
- Multi-plant profile and global scale translate into superior reliability and opportunities for optimization
- Access to robust fiber baskets allows for reliable raw material supply and a flat marginal cost curve for incremental production



Production Capacity[1] (Thousand MTPY)
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000
5,500
# of Plants[1]
Location
GLOBAL ENTERPRISE SUPPLIERS
Enviva
9
U.S.
Graanul Invest
13
Baltics
Pinnacle Renewable Energy
9
Canada
VERTICALLY-INTEGRATED SUPPLIERS
Drax Biomass
3
U.S.
Georgia Biomass (RWE)
1
U.S.
SMALL & REGIONAL SUPPLIERS
An Viet Phat
1
Vietnam
FRAM Renewable Fuels
3
U.S.
Highland Pellets
1
U.S.
Pacific Bioenergy
3
Canada
Tanac SA
1
Brazil
As the world's largest supplier of industrial wood pellets, Enviva is frequently the sole-source supplier for our customers
Current Capacity
Under development / construction or financed for completion by 2020[2]

1) Enviva's total production capacity and number of plants are based on nameplate capacities of existing operating plants, planned capacity expansions at Southampton and Northampton plants and the estimated capacity of the Greenwood plant and the Lucedale plant, which are owned by the Second JV. We expect to have the opportunity to acquire assets or completed development projects from our Sponsor or the Second JV in the future. Production capacity and number of plants for other pellet producers are based on Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 3rd Quarter 2019

2) Although the Greenwood plant is included in the category of "under development / construction," it is currently operational

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ATTRACTIVE CAPACITY BUSINESS MODEL UNDERPINNED BY FULLY CONTRACTED PRODUCTION Contracted revenue backlog1 Three contracts starting in 2022 to 2024 - 800,000 Japanese Customers Lynemouth Currently delivering to the customer 1,000,000 1,000,000 1) As of October 1, 2019, excluding contracts between our long-term off-take customers and our Sponsor and the Second JV; 2) As of October 1, 2019, includes all volumes under the firm and contingent off-take contracts held by the Partnership, our Sponsor and the Second JV. Although the Partnership expects to have the opportunity to acquire these contracts from our Sponsor and the Second JV, there can be no guarantee that we will acquire these, or any, contracts from our Sponsor or the Second JV; 3) 100,000 MTPY starting in 2023, increasing to 175,000 MTPY in 2029; 4) 2020 volume, volume varies by year; 5) 1,000,000 MTPY in 2020 & 2021, 800,000 MTPY in other years 11 Sales strategy is to fully contract our production capacity under long-term agreements $9.5 Billion 10.4 Years Partnership’s weighted-average remaining term of off-take contracts1 EVA is fully contracted through 2025 EXISTING CONTRACTS (VOLUME IN MTPY) With Sponsor & CustomerDelivery Start (Year)EVA Only1Second JV2 JAPAN MarubeniTwo contracts starting in 2022280,000280,000 MitsubishiThree contracts starting in 2022180,000840,000 SumitomoThree contracts, starting in 2021 - 2023-960,000 Toyota Tsusho2023175,0003175,0003 Other Credit-Worthy EUROPE DraxCurrently delivering to the customer1,500,00041,500,0004 EngieCurrently delivering to the customer450,0004450,0004 55 MGT20201,000,0001,000,000 OrstedCurrently delivering to the customer439,0004439,0004 RWECurrently delivering to the customer440,0004440,0004 OTHER AlbiomaCurrently delivering to the customer173,7504173,7504 TOTAL VOLUME (IN MTPY) 5,637,750 8,057,750 TOTAL CONTRACT VALUE ($ MILLIONS) $9,482 $17,827 WEIGHTED AVERAGE REMAINING TERM (YEARS) 10.4 13.3

LONG-TERM, TAKE-OR-PAY CONTRACTS WITH PASSTHROUGH PROVISIONS RESULT IN PREDICTABLE CASH FLOWS $200 grade-rated trading houses pricing component $160 activities $120 $80 provides margin expansion $40 pricing matches al $0 Traditional P ulpwood 1)Note: off-take contract terms are examples of various provisions within our portfolio of contracts. No single contract in our portfolio contains every provision listed above 2)Not representative of all contracts with regard to stumpage and diesel passthroughs 12 Fixed, back to back shipping component with bunker fuel passthrough Fiber (“stumpage”) cost ~10% of sales price, driven by strong fiber basket in Southeast U.S. Shipping Indexed diesel mitigates fuel exposure from harvesting, inland transport, and processing Price escalators protect against erosion of underlying cost position and opportunity for Indexed stumpage underlying raw materi commodity cost to regional indices Diesel1 1 Base Price Stumpage1 Illustrative Passthroughs and Escalators2 Typical Contract Provisions1 Counterparty Major utilities and investment Term Up to 20 years Take-or-Pay Yes Termination Make-Whole Yes Margin Protection Price escalators Yes Fiber / diesel passthroughs Yes, in some contracts Shipping costs Fixed with matching long-term shipping contracts Bunker fuel passthrough Yes Changes in Law / Government Regulations Provisions designed to protect against changes in law / government regulations

INCREASINGLY DIVERSE CUSTOMER BASE FURTHER ENHANCES STABILITY

2018 Off-Take Contract Mix[1]



Orsted
Drax
Lynemouth
Engie

~3.0 million MTPY[1]

2025 Off-Take Contract Mix[2]



Other Creditworthy Japanese Customers
Toyota Tsusho
Marubeni
Mitsubishi
Sumitomo
Engie
Orsted
Lynemouth
MGT
Drax

~6.5 million MTPY[2]

~47% from Japanese customers with largest customer representing ~20% of the contract mix by 2025

13.3 Years[2]
weighted-average remaining term

$17.8 Billion[2]
contracted revenue backlog

1) Includes base volume only

2) As of October 1, 2019. Includes all volumes under the firm and contingent off-take contracts held by the Partnership, our Sponsor and the Second JV. Although the Partnership expects to have the opportunity to acquire these contracts from our Sponsor and the Second JV, there can be no guarantee that we will acquire these, or any, contracts from our Sponsor or the Second JV

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STABLE FIBER COSTS AND STRUCTURAL FEEDSTOCK ADVANTAGE SOURCING 1) Source: All data except data for Brazil are from RISI World Timber Price Quarterly – July 2019 for the first quarter of 2019. The wood chip price for Latvia is based on CIF Sweden. Data for Brazil is from Forest2Market - the cost of delivered wood chips in Brazil is approximately US$41-$43 per green metric ton. The primary in-country market for these chips is the food production and crop industries, which use chips for heat and drying purposes. However, the average minimum FOB price in Brazil is around US$148 per dry metric ton due to the logistical and administrative costs related to exporting these chips; 2) Timber Mart South – North Carolina Q3 2019; 3) FIA Data (EVALIDator; 2017): in the last year where state forest inventory data is available, total wood fiber within the fiber sourcing area for the Partnership’s Northampton plant grew by approximately 29.6 million tons and total harvest removals were approximately 15.2 million tons, resulting in 14.4 million tons of excess fiber; 4) FIA Data 14 Million MT of Wood Inventory Million MT of Wood Inventory Million MT of Wood Inventory Million MT of Wood Inventory 430 640 620 REGION 600 560 15% 2010 2012 2014 2016 2018 REGION 530 14% 2010 2012 2014 2016 2018 1,050 REGION 900 800 Germany USJapan Fragmented, Natural Resource Supply Base  65,000+ private landowners  860 million+ tons of fiber  14 million+ tons net annual fiber excess3  1 million tons annual facility demand  Only a few buyers of low-grade fiber, which only cost-effectively Hardwood RoundwoodPine RoundwoodOpen / Farmlandtravels ~75 miles Net Fiber Growth After All Uses4 CHESAPEAKE 1,000 950 85020% 20102012201420162018 610 GULFWILMINGTON 590 SOURCINGSOURCING 570 550 580 510 540 Nor ampton mi. GREENWOOD SOURCING 420 REGION 410 400 390 9% 380 2010 2012 2014 2016 2018 Long-term, Stable Delivered Cost of Fiber2 US$ / green ton $50 $40 $30 $20 $102000 – 2018 North Carolina Pulpwood $0 2000200220042006200820102012201420162018 Structural Cost of Goods Sold Advantage1 Wood chip US$ / dry ton $119 Latvia $151 $59$129 Southern $148 Brazil

ENVIVA'S ACTIVITIES SUSTAIN THRIVING, HEALTHY FORESTS

Sponsor's Track & Trace® Program, a first-of-its-kind system, is an important element of our responsible wood supply program and provides unprecedented transparency into our procurement activities

Between 2011, when Enviva opened its first U.S. mill, and 2018, forest inventory in our supply base increased by more than 270 million metric tons[1]

Forest data analytics demonstrate increased harvests and healthy markets increase growth in forest acreage, timber inventory, and carbon stored in the landscape



"An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S."[2]

-USDA Chief Economist Robert Johansson

Our Wood Came from These Sources:[3]


0.1% Arboricultural and Other
2% Bottomland Hardwood Forests[4]
3% Upland Hardwood Forests[4]
17% Sawdust & Industry Residues[5]
38% Southern Yellow Pine Forests[4]
40% Pine / Hardwood Mixed Forests[4]

Certifications and Ongoing Audits by Independent Agencies:

FSC www.fsc.org FSC® C110565 The mark of responsible forestry

PEFC PEFC / 29-31-238

SUSTAINABLE FORESTRY INITIATIVE SFI-01203

SBP Sustainable Biomass Program

1) 2018 Forest2Market report of USFS FIA data in Enviva's sourcing regions
2) USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/ 2015
3) The information in this panel is based on wood supplied to current Enviva facilities during the 3rd Quarter and the 4th Quarter of 2018
4) This wood consists of undersized or "understory" wood that was removed as part of a larger harvest; tops and limbs; brush and "thinnings" that were removed to make additional room for planted pines to grow
5) We can identify the individual production facilities that provided these materials

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FAVORABLE CONTRACT STRUCTURE RESULTS IN DURABLE MARGINS Illustrative ($ per metric ton) $225 7 7 • • Long-term fixed price contracts with diversified customer base Fixed price (with escalators) take-or-pay off-take contracts $200 $200 6 • Fixed, USD / ton denominated shipping contracts matched to length of off-take contracts Bunker fuel passed through to customer Shipping costs range from ~$20 / MT (Europe) to ~$35 / MT (Japan) $175 • • $150 5 • Vertically integrated, providing substantial operating leverage as business grows $125 4 • Fixed USD / ton transportation costs from plants to port terminals by truck / rail / barge $100 3 • “Build and copy” approach to allow for certainty of uptime and economy of scale Includes labor, consumables, R&M and energy Given fixed asset base, productivity improvements drive substantial margin expansion opportunities • • $75 2 • ~2:1 green ton to pellet ton conversion (green wood is, on average, composed of approximately 50% water, which varies seasonally. As such, on average, EVA acquires ~2 green tons to convert into 1 pellet ton throughout the drying process) $50 $25 1 1 • Majority of delivered price of fiber is comprised of labor, equipment and hauling costs Fiber (“stumpage”) cost ~10% of sales price, driven by strong fiber basket in Southeast U.S. $0 • 16 ~$45 / MT Adj. Gross Margin 6 5 4 3 Total Raw Materials in COGS Total Costs of Goods Sold 2 Cut, Skid, Haul Cut, Skid, Haul Stumpage Stumpage Production Logistics Ports Shipping

THREE PILLARS OF GROWTH

Organic Growth within the Partnership

- Pricing increases and escalators under existing contracted position
- 400,000 MTPY aggregate production capacity expansion underway at Northampton and Southampton[1]
  - ~$130.0 million expected investment and ~$28 - $32 million in expected incremental adjusted EBITDA annually[2]
  - Evaluating expansion opportunities at our other production plants
- Anticipated annual organic growth driven by contract price escalations, cost reduction, and productivity improvements
  - 5% increase in nameplate production capacity achieved in 2017 over 2016[3]
  - Reduced delivered fiber costs by approximately 5% in 2017 from 2016 and approximately 2% in 2018 from 2017[4]

Accretive Drop-Downs from Sponsor

- Four drop-downs since IPO including 1.7 million MTPY of production capacity and 3 million MTPY of terminaling capacity
- 3+ million MTPY development pipeline at our Sponsor, including:
  - The Greenwood plant
  - The Pascagoula terminal
  - The Lucedale plant
  - Potential pellet production plant in Epes, Alabama, along with other sites in Alabama and Mississippi, which would export wood pellets through Pascagoula terminal[5]
  - Locations near the Partnership's existing terminals in the Port of Chesapeake and Port of Wilmington

Third-Party Acquisition Opportunities

- Proven, successful, and selective acquirer
- Acquisitions must compare favorably to Sponsor development pipeline and drop-down economics
- Target opportunities must be core to the business and bring new customer set, strategic capability, and / or geographic diversification

1) Subject to receiving the necessary permits. Additional details are available as part of our earnings release as of November 8, 2018; 2) The estimated incremental adjusted EBITDA that can be expected from the expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at the Northampton and Southampton production plants; 3) Based on increases in nameplate capacity at the Amory, Ahoskie, Southampton, Northampton, Cottondale, and Sampson plants from 2016 to 2017; 4) Based on decreases in delivered fiber costs for Amory, Ahoskie, Southampton, Northampton, and Cottondale plants from 2016 to 2017 (the Sampson plant is not included as it was not owned by the Partnership for the full year of 2016) and for the Amory, Ahoskie, Southampton, Northampton, Sampson, and Cottondale plants from 2017 to 2018; 5) Subject to receiving necessary permits enviva 17

THE PASCAGOULA CLUSTER[1]

EPES, AL



- "Build-and-copy" production plant
- Robust fiber basket
- Connected to Port of Pascagoula by barge and rail

LUCEDALE, MS



- "Build-and-copy" production plant under construction
- Robust fiber basket
- ~50 miles to Port of Pascagoula


EPES, AL
Plants
Port
Plant Sites under Control / Assessment

PORT OF PASCAGOULA, MS



- "Build-and-copy" deep-water marine terminal under construction
- Multi-modal access by rail, truck and barge, 3 million MTPY throughput capacity
- Deep berth capable of supporting Ultramax ships

The Sponsor's existing contracts underwrite two production plants around the Pascagoula terminal, in addition to the Lucedale plant

1) The Pascagoula terminal, the Lucedale plant, and a potential production plant in Epes, Alabama are currently being developed by the Sponsor and the Second JV enviva

18

PROSPECTIVE DROP-DOWNS GROWTH UNDERPINNED BY EXECUTED CONTRACTS AND POTENTIAL 1) This chart is for illustrative purposes and consists of estimates based on numerous assumptions made by us that are inherently uncertain and are subject to significant risks and uncertainties, which are difficult to predict and many of which are beyond our control. There can be no assurance that any of the estimates may prove to be correct. Actual results may differ materially; 2) Assumes the partnership will maintain the 2019 adjusted EBITDA guidance going forward. Actual performance may vary materially; 3) On October 30 2019, provided full-year net income to be in the range of $15.3 million to $20.3 million and full-year 2019 adjusted EBITDA to be in the range of $140.7 million to $145.7 million. Please see slide 25 for additional details on full-year guidance; 4) Represents adjusted EBITDA associated with the Hamlet plant included in 2019E guidance, as it ramps up operations. 5) Represents the expected run-rate adjusted EBITDA in 2021 from the Hamlet Plant. See slide 24 for reconciliation of estimated adjusted EBITDA to estimated net income; 6) For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the Southampton / Northampton expansions to the most directly comparable GAAP financial measures, please see slide 28; 7) The estimated incremental adjusted EBITDA from a drop-down of a wood pellet production plant or a marine terminal represents the run-rate adjusted EBITDA that can be expected from such a facility, based on estimated production or terminaling capacity of such a facility upon achieving full run-rate and the Sponsor or the Second JV’s existing contracts that may be associated with such a facility. The sequence of the drop-down transactions is for illustrative purposes only and subject to change. Although we expect to have the opportunity to acquire assets or completed development projects, including the Greenwood plant and the Lucedale plant, from our Sponsor or the Second JV in the future, we cannot assure you that our Sponsor or the Second JV will be successful in completing their development / improvement projects or that we will successfully negotiate an agreement with our Sponsor or the Second JV to acquire such assets or projects 19 $140.7 - $145.73 Lucedale Plant Targeting annual organic growth in underlying base business even without drop-down acquisitions and plant expansions Illustrative Adj. EBITDA Growth1 $300Cluster $280Terminal7 $260 $240Cluster $220Plant Drop - Plant Drop7 - 5 Greenwood or $140 Hamlet Plant4Production facilities owned by the $360 $340 $320Pascagoula PascagoulaPlant 37 Pascagoula 7 Plant 27 Greenwood or $200Lucedale Plant $180~$28 - $32Sponsor’s contracts underwrite $160~$26 - $27two additional production plants Southampton /and a terminal in the Pascagoula ~$13 - $154 ~$13 - $154 Northamptoncluster $120Expansions6 $100Sponsor and the Second JV, expected to $80Growth from expansions and ramp-up ofbe dropped down by 2021 existing Partnership assets $60 2nd bar3rd bar4th bar5th bar6th bar7th bar8th bar9th bar ~$20 - $30 ~$25 - $35 ~$10 - $15+ ~$25 - $35

MARKET GROWTH DRIVEN BY APPLICATION DIVERSITY 1)Graph illustrative only 20 Market Driven Policy Driven Price Per Ton Long-term contracted demand for wood pellet displacement of coal has enabled substantial infrastructure investment in processing and logistics assets Resulting global distribution capability for low cost fiber can fulfill emerging demand from other applications for wood pellets Market Application and Potential Size1 Chemicals Polymers Bio-Crude Cellulosic (C5 / C6 sugar) Lignin bi-products Industrial Steam District Heating Loops Retail Heating CHP Combined Heat & Power Coal Displacement

BUSINESS MODEL PROVIDES SIGNIFICANT DOWNSIDE PROTECTION Off-take Contracts1 Long-term, take-or-pay, price determinant with make-whole and market-based damages Predominantly U.S. Dollar denominated Cost passthroughs and escalators protect against inflation, cost of fiber, and fuel costs Provisions designed to protect against changes in laws, import duties, and taxes Operations & Fiber Geographically dispersed fleet of production plants located in strong fiber baskets Strategically located portfolio of ports providing optimal to-port logistics “Build and copy” approach facilitates common processes and operational knowledge        DURABLE CASH FLOWS Markets & Financials Conservative balance sheet and financial policy No direct exposure to crude oil or natural gas prices Insurance program tailored for operations and scale of business Currency hedges in place to mitigate foreign currency risk $350 million expanded revolver provides significant financial flexibility Shipping Long-term, fixed-rate shipping contracts matching off-take tenor and volume Multiple shipping partners Cost of bunker fuel passed through to customer         1)Note: off-take contract terms are examples of various provisions within our portfolio of contracts; no single contract in our portfolio contains every provision listed above 21

CONCLUSION: INDUSTRY LEADER IN A HIGH GROWTH MARKET Compelling Industry Fundamentals Unmatched Global Scale Advantaged Assets Substantial Growth Opportunities Long-Term Off-Take Contracts 22 World’s largest supplier of utility-grade wood pellets to major power generators with 3.5 million metric tons per year of fully contracted production capacity env1va WAY Appendix

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT’D) The following table provides a reconciliation of our estimated adjusted EBITDA to the estimated net income associated with the Hamlet Transaction1 for the twelve months ending December 31, 2021, upon the Hamlet plant’s production capacity and associated off-take contract achieving their full run-rates DECEMBER 31, 2021 1)The Hamlet Transaction refers to the Partnership’s purchase of the Sponsor’s interest in Enviva Wilmington Holdings, LLC (the “First JV”), which owns the Hamlet plant, in April 2019 24 HAMLET TRANSACTION – $ MILLIONS 12 MONTHS ENDING ESTIMATED NET INCOME $10.4 - $11.4 ADD: DEPRECIATION AND AMORTIZATION $9.2 INTEREST EXPENSE $6.4 ESTIMATED ADJUSTED EBITDA $26.0 - $27.0

GUIDANCE 1) Includes $4.2 million of incremental costs incurred during the first quarter of 2019, which are unrepresentative of our ongoing operations, in connection with our evaluation of the potential purchase of a third-party wood pellet production plant (the “Potential Target”). When we commenced our review, the Potential Target had recently returned to operations following an extended shutdown during a bankruptcy proceeding with the intent of demonstrating favorable operations prior to conducting an auction sale process; however, the Potential Target had not yet established a logistics chain through a viable export terminal, given that the terminal through which the plant historically had exported was not operational at the time and was not reasonably certain to become operational in the future. Accordingly, as part of our diligence of the Potential Target, we developed an alternative logistics chain to bring the Potential Target’s wood pellets to market and began purchasing the production of the Potential Target for a trial period. The incremental costs associated with the establishment and evaluation of this new logistics chain primarily consist of barge, freight, trucking, storage, and shiploading services. We have completed our evaluation of the alternative logistics chain and determined it is not viable; consequently, we do not expect to incur additional costs of this nature in the future; 2) Includes $1.2 million in costs incurred during the first and second quarter of 2019 related to the Hamlet Transaction, in addition to the costs described in footnote 1; 3) Includes: 1) $12.0 million of MSA Fee Waivers during the second and third quarter of 2019 and expected 2.5 million of MSA Fee Waivers during the fourth quarter of 2019, in connection with the Hamlet Transaction where the sponsor agreed to waive such fees that otherwise would be owed by (i) the First JV until the later of July 1, 2019 or commencement of commercial operations of the Hamlet plant, and (ii) the Partnership until June 30, 2020; 2) $5.0 million of MSA Fee Waivers from our sponsor as consideration for our assignment of two shipping contracts to our sponsor, and 3) $1.7 million of MSA Fee Waivers pursuant to the management services agreement between the First JV and the sponsor prior to the Hamlet Transaction 25 TWELVE MONTHS ENDING DECEMBER 31, 2019 ESTIMATED NET INCOME $15.3 - $20.3 ADD: DEPRECIATION AND AMORTIZATION $49.1 INTEREST EXPENSE $41.3 NON-CASH UNIT COMPENSATION EXPENSE $7.9 ASSET IMPAIRMENTS AND DISPOSALS $0.6 CHESAPEAKE INCIDENT AND HURRICANE EVENTS $0.1 CHANGES IN THE FAIR VALUE OF DERIVATIVE INSTRUMENTS ($1.4) ACQUISITION COSTS1,2 $5.6 MSA FEE WAIVERS3 $21.2 OTHER NON-CASH EXPENSES $1.0 ESTIMATED ADJUSTED EBITDA $140.7 - $145.7

NON-GAAP FINANCIAL MEASURES This presentation contains certain financial measures that are not presented in accordance with GAAP. Although they should not be considered alternatives to the GAAP presentation of the financial results of the Partnership, management views such non-GAAP measures as important to reflect the Partnership’s actual performance during the periods presented. Non-GAAP Financial Measures We use adjusted EBITDA and adjusted gross margin per metric ton to measure our financial performance. Adjusted EBITDA We define adjusted EBITDA as net income or loss excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, certain non-cash waivers of fees for management services provided to us by our Sponsor (collectively, the “MSA Fee Waivers”) and unit compensation expense, asset impairments and disposals, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, certain items of income or loss that we characterize as unrepresentative of our ongoing operations, including certain expenses incurred related to the Chesapeake Incident and Hurricane Events, consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, and acquisition costs. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. Adjusted Gross Margin per Metric Ton We use adjusted gross margin per metric ton to measure our financial performance. We define adjusted gross margin as gross margin excluding asset disposals, depreciation and amortization, changes in unrealized derivative instruments related to hedged items included in gross margin, MSA Fee Waivers, certain items of income or loss that we characterize as unrepresentative of our ongoing operations, including certain expenses incurred related to the Chesapeake Incident and Hurricane Events, consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, and acquisition costs. We believe adjusted gross margin per metric ton is a meaningful measure because it compares our revenue-generating activities to our operating costs for a view of profitability and performance on a per metric ton basis. Adjusted gross margin per metric ton will primarily be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our production plants and the production and distribution of wood pellets. 26

NON-GAAP FINANCIAL MEASURES Limitations of Non-GAAP Measures Adjusted gross margin per metric ton and adjusted EBITDA are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted gross margin per metric ton and adjusted EBITDA in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. 27

NON-GAAP FINANCIAL MEASURES RECONCILIATION This presentation contains an estimate of (i) the net income and adjusted EBITDA the Hamlet plant will generate once the plant reaches its full production capacity,(ii) the incremental adjusted EBITDA our sponsor and the Sponsor JV’s wood pellet production plants and marine terminal currently under development will generate on a run-rate basis, incremental adjusted EBITDA that our Southampton and Northampton plants will generate from the planned expansions at Southampton and Northampton production plants (the “Mid-Atlantic Expansions”). Presentation of estimated net income and reconciliations of estimated incremental adjusted EBITDA for potential drop-downs of any wood pellet production plant or marine terminal from our sponsor or the Sponsor JV to the closest GAAP financial measure, net income, are not provided because the estimate of net income to be generated by the potential drop-downs of such wood pellet production plants or marine terminal is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of such assets is not available at this time. In addition, a presentation of estimated net income and a reconciliation of the estimated incremental adjusted EBITDA expected to be generated by the Mid-Atlantic Expansions to the closest GAAP financial measure, net income, are not provided because estimate of net income expected to be generated by the expansions is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of the expansions and depreciation are not available at this time. Our estimates of net income and / or adjusted EBITDA for such assets and project are based on numerous assumptions are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. 28 env1va Contact: Ray Kaszuba Senior Vice President, +1 240-482-3856 Finance and Treasurer ir@envivapartners.com